Exhibit 99.1

Resolute Energy Corporation Announces Pricing of $125 Million Additional Senior Notes Offering

DENVER, May 9, 2017 -- Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) announced today that it has priced a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for $125 million in aggregate principal amount of its 8.50% senior notes due 2020 (the “Senior Notes”) at an initial offering price of 101.625% of the principal amount plus accrued and unpaid interest from May 1, 2017.  The Senior Notes will be issued under the same indenture as the $400 million aggregate principal amount of the Company’s 8.50% Senior Notes due 2020 previously issued (the “Existing 8.50% Senior Notes”). The Senior Notes will have identical terms, other than the issue date, the issue price and the first interest payment date, and will constitute part of the same series as the Existing 8.50% Senior Notes. The Company intends to launch an exchange offer for the Senior Notes.  After consummation of that exchange offer, but not before, the Senior Notes will be fungible with, and have the same CUSIP or ISIN numbers as, the Existing 8.50% Senior Notes. The offering is expected to close on May 12, 2017.  The Senior Notes will be general unsecured obligations of the Company and guaranteed on a senior unsecured basis by the Company’s existing subsidiaries.

Resolute intends to use the net proceeds from the Senior Notes offering and borrowings under its senior credit facility to finance the previously announced acquisition of certain producing and undeveloped oil and gas properties in the Delaware Basin in Reeves County, Texas (the “Delaware Basin Bronco Acquisition”). However, the Senior Notes offering is not conditioned on the consummation of the Delaware Basin Bronco Acquisition. As a result, if the Delaware Basin Bronco Acquisition is not consummated, Resolute intends to use the net proceeds of the Senior Notes offering to repay outstanding borrowings under its senior credit facility and the remaining portion for general corporate purposes, including capital expenditures.

The Senior Notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Senior Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Senior Notes may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

Cautionary Statements

The statements in this press release relating to the use of proceeds from the offering are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition and development of unconventional oil and gas properties in the Delaware Basin portion of the Permian Basin of west Texas. Resolute also operates Aneth Field, located in the Paradox Basin in Utah. The Company's common stock is traded on the NYSE under the ticker symbol “REN.”

Contact:

HB Juengling

Vice President - Investor Relations

Resolute Energy Corporation

303-534-4600, extension 1555

hbjuengling@resoluteenergy.com